[LOGO]                                           [COOPER COMPANIES LETTERHEAD]

         NEWS RELEASE

         CONTACT:
         NORRIS BATTIN
         THE COOPER COMPANIES, INC.
         ir@coopercompanies.com
         FOR IMMEDIATE RELEASE

          COOPER COMPANIES UNIT TO DISTRIBUTE NORLAND OSTEOPOROSIS BONE
                              MEASUREMENT SYSTEMS

LAKE FOREST, Calif., November 6, 2000 -- The Cooper Companies, Inc (NYSE:COO) announced today that its CooperSurgical (CSI) women's healthcare unit has signed an agreement with Norland Medical Systems, Inc. (OTCBB: NRLD) to exclusively distribute Norland bone measurement systems to the obstetrics and gynecology market in the U.S. Terms were not announced. CSI expects additional revenue in the range of $2 million to $3 million in fiscal 2001 from this line of products.

Bone measurement systems are used in the evaluation of osteoporosis, a condition that affects 28 million Americans, 80 percent of whom are women, and that is responsible for more deaths than breast, ovarian and uterine cancer combined. According to the National Osteoporosis Foundation, this number is expected to increase to 41 million by 2015 if the disease is left unchecked.

Commenting on the agreement, A. Thomas Bender, CEO of The Cooper Companies said, "CSI's direct sales force of 30 representatives in the U.S. will allow us to pursue aggressively this large segment of the women's healthcare market. Given the widespread and growing prevalence of this disease, I believe that osteoporosis testing should become a part of every women's routine physical examination."

Norland Medical Systems, Inc. develops, sells and services a wide range of bone measurement systems used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. Norland also markets and services other musculoskeletal devices used in sports medicine, rehabilitative medicine and in pain management to treat, muscles and ligaments, as well as lithotripters used in urology to treat kidney stones.

CooperSurgical, Inc., with operations in Shelton, Conn., Boca Raton, Fla., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com. CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

FORWARD-LOOKING STATEMENTS

Some of the information included in this press release contains "forward-looking statement" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our (including our subsidiaries') capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, and anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects'," "may," "will," "should," "seeks," "intends," "plans," "estimates " or "anticipates" and similar words of phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in forward-looking statements include major changes in business conditions, major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual report on Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this release. We disclaim any intent or obligation to update these forward-looking statements.

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